                                                                     Exhibit 4.3



The attached Stock Option Agreement covers the grant of stock options under non-shareholder approved plans to the following persons. Except for the dates, number of options and prices set forth below, the agreement is the same for all.

NAME                         DATE GRANTED           NUMBER OF SHARES          PRICE
CAMPEAU, Serge                 04/01/01                   4,000             3.250000
CASSIDY, Kelly                 04/01/01                   6,000             3.250000
FORBER, Richard                04/01/01                  11,000             3.250000
FOSTER, Richard                04/01/01                  17,500             3.250000
FRENCH, Gary                   04/01/01                   3,000             3.250000
GAETA, Celestino               04/01/01                  25,000             3.250000
HARK, Peter                    04/01/01                   2,000             3.250000
KELSEY, Chuck                  04/01/01                   1,000             3.250000
RAO, Shankar                   04/30/01                  25,000             3.590000
REIGER, Harry                  04/01/01                   6,000             3.250000
TURCU, Edmond                  04/01/01                   8,000             3.250000
WOLFE, Sylvia                  04/01/01                     500             3.250000

OPINA, Cuper                   06/14/02                  10,000             1.996000

ARIAS, George                  08/16/02                   2,000             1.706200
BERTSCH, Robert                08/16/02                  10,000             1.706200
CAMPEAU, Serge                 08/16/02                  12,000             1.706200
CASSIDY, Kelly                 08/16/02                  12,000             1.706200
FILE, Eduard                   08/16/02                   1,000             1.706200
FORBER, Richard                08/16/02                  20,000             1.706200
FORD, Stephanie                08/16/02                   1,000             1.706200
FOSTER, Richard                08/16/02                  12,000             1.706200
FRENCH, Gary                   08/16/02                  10,000             1.706200
GAETA, Celestino               08/16/02                  25,000             1.706200
GANZ, Richard                  08/16/02                  10,000             1.706200
HARK, Peter                    08/16/02                  12,000             1.706200
HEARNE, Carolyn                08/16/02                   2,000             1.706200
HOWE, Barbara                  08/16/02                   2,000             1.706200
KELSEY, Chuck                  08/16/02                   1,000             1.706200
KLEINDOLPH, Thomas             08/16/02                   1,000             1.706200
MORRIS, James                  08/16/02                  20,000             1.706200
RAO, Shankar                   08/16/02                  30,000             1.706200
REIGER, Harry                  08/16/02                  20,000             1.706200
SIAM, Susan                    08/16/02                  20,000             1.706200
STAHL, Phil                    08/16/02                  12,000             1.706200
STONE, Andrew                  08/16/02                   8,000             1.706200
TURCU, Edmond                  08/16/02                  20,000             1.706200
WOLFE, Sylvia                  08/16/02                   1,000             1.706200

THE SECURITIES REPRESENTED BY THIS OPTION AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NEITHER THESE SECURITIES NOR THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT.

                             JMAR TECHNOLOGIES, INC.
                             STOCK OPTION AGREEMENT
                          (Non-Qualified Stock Options)

THIS AGREEMENT, made and entered into as of ________________ (the "Grant Date") by and between JMAR TECHNOLOGIES, INC., a Delaware corporation, (the "Company"), and _______________ ("Optionee").

        1. Option Grant and Accrual of Right to Purchase. As a matter of separate inducement and agreement in connection with his service with the Company, the Company hereby grants to Optionee, at the times, on the terms and subject to conditions set forth herein, the right and "non-qualified stock option" to purchase an aggregate of ________ shares of the Company's Common Stock, par value $0.01, at the purchase price of $______ per share (the "Option"). The Option shall continue for, and is limited to, the period of 120 months from and after the Grant Date (which 120 month period is hereinafter referred to as the "Option Period"), except as and to the extent that (1) the term of the Option may be reduced as provided in paragraphs 4 and 5 hereof or
(2) the Option may be terminated as provided in paragraph 13 hereof. In no event may the Option or any portion thereof be exercised after the end of the Option Period.

        The Option shall become exercisable on the dates and in the installments set forth in the following table:

                                                 Cumulative Percentage
                 Period of Continuous                Of Total Shares
                   Employment After                 Subject to Option
                  Grant Date (Months)            Which May Be Purchased
                 ---------------------           ----------------------
                         12-24                            33.3%
                         24-36                            66.6%
                         36-48                           100.0%

        Prior to the expiration of the Option Period as specified above, and subject to the provisions hereof, all or any portion of the shares of Common Stock available for exercise may be purchased at any time and from time to time after they become exercisable; provided that in no case may Optionee exercise the Option for a fraction of a share.

        (a) Change in Control. In the event of the occurrence of a Change in Control (as defined below) or in the event that the Board, in its sole and absolute discretion, determines that there exists a threat of a Change in Control, each Option issued before the date of such occurrence or such determination, which Option has not theretofore terminated as provided in paragraphs 4, 5 or 13 below, shall immediately become exercisable in full as of the date of such occurrence or such determination, whether or not such Option was otherwise exercisable immediately before such occurrence or such determination. For purposes of this Option, "Change in Control" shall be deemed to occur if, at any time, any person (including, without limitation, any individual, sole proprietorship, partnership, trust, corporation, association, joint venture, pool, syndicate or other entity, whether or not incorporated), or any two or more persons acting as a syndicate or group and thereby deemed collectively to be a "person" within the meaning of Section 13(d)(3) of the Exchange Act, shall acquire shares of stock of the Company, which acquisition results in such person or persons owning in the aggregate shares of stock of the Company possessing 15 percent or more of the total combined voting power of all classes of stock of the Company, unless prior to such acquisition the full Board shall by at least a two-thirds vote have specifically approved such acquisition and determined that such acquisition shall not constitute a Change in Control for purposes of this Option. Whether there exists a threat of a Change in Control for purposes of this Option shall be determined by the Board, which determination shall be final and conclusive.

        2. Method of Exercise. The Option shall be exercisable by the giving of written notice of exercise to the Company, in either of the manners set forth below in this paragraph 2, specifying the number of shares to be purchased and accompanying such notice with (a) payment by cash and/or check payable to the Company of the full purchase price therefor or (b) in the discretion of the Company's Board of Directors (the "Board") at the time of the exercise of the Option regarding whether to permit payment in either of the following manners
(i) payment by a stock certificate or certificates, duly endorsed for transfer to the Company, representing shares of Common Stock of the Company owned by the Optionee which shall be deemed to have a fair market value on the date of exercise equal to the closing sale price of the Company's Common Stock as reported by NASDAQ on the day prior to the date of exercise or (ii) cash and/or a check payable to the Company and a stock certificate or certificates representing shares of the Common Stock of the Company owned by the Optionee, which, when added to the amount of the cash and/or check, have a fair market value on the date of exercise, as defined in (i) above, equal to the option price and (c) if required by the Company, the written representations and agreements referred to in paragraph 7 hereof. Shares of stock delivered to the Company in payment of tax withholdings are allowed only to the extent that such delivery does not result in a charge to the earnings of the Company. If sent by mail such written notice shall be deemed for all purposes to be given and the Option exercised on the second business day following the date the same is deposited in the United States mail, properly addressed to the Secretary of the Company, with postage thereon prepaid. If personally delivered, such written notice shall be deemed for all purposes to be given and the Option exercised on the date the same is personally delivered to the Secretary of the Company (or such other officer as may be designated by the Company in writing).

        3. Who May Exercise. The Option shall be exercisable during the lifetime of Optionee only by the Optionee. In the event that the notice specified in paragraph 2 hereof shall, pursuant to the provisions of paragraph 5 hereof, be given by any person other than Optionee, such notice shall be accompanied by appropriate evidence satisfactory to the Company to establish such person's right to exercise the Option.

        4. Exercise Upon Termination of Employment. Subject to the other provisions hereof, if Optionee shall cease to be employed by the Company or any subsidiary of the Company for any reason other than the death of Optionee, the option privileges shall be limited to the shares which are immediately exercisable on the date of termination of Optionee's service; and such option privileges shall expire unless exercised by him or his successors as the case may be, within 60 days after such termination.

        5. Exercise in the Event of Death. Subject to the other provisions hereof, in the event of the death of Optionee while in the employ of the Company or a subsidiary of the Company, the Option may be exercised by the person or persons to whom Optionee's rights under the Option shall pass by Optionee's will or by the laws of descent and distribution. In such event, the Option may be exercised during the one year period following the Optionee's date of death, but only to the extent that Optionee was entitled to exercise the Option at the date of death; provided, however, that in no event shall the Option or any portion thereof be exercisable except during the Option

Period. The right to exercise the Option provided under this Paragraph 5, to the extent permitted hereunder, shall terminate on the first anniversary of the date of the Optionee's death.

        6. Stock To Be Issued. Shares to be issued on the exercise of the Option may, at the election of the Company, be either authorized and unissued shares or shares previously issued and reacquired by the Company.

        7. Investment Representation and Restrictions on Disposition. By accepting the Option, Optionee agrees for himself or herself and any other person or persons entitled to exercise the Option pursuant to the provisions of paragraph 5 hereof, that any and all shares purchased upon the exercise of the Option shall be acquired for investment and not with a view to distribution, and that if required by the Company: (i) each notice of the exercise of all or any portion of the Option shall be accompanied by such representations and agreements in writing, signed by the Optionee or such other person or persons entitled to exercise the Option, as the case may be, and in form and substance satisfactory to the Company, to such effect as the Company may deem necessary in order to insure compliance with all laws, orders, rules, regulations, conditions and undertakings of any kind which may be in effect at any time with respect to the purchase or disposition of any shares purchased upon exercise of the Option, including, but not limited to, a representation to the effect that the shares covered by such notice are being acquired in good faith for investment and not for distribution; (ii) the certificate or certificates evidencing the shares may be legended with language appropriate to give notice of the restrictions referred to in this paragraph 7; and (iii) the Company may place "stop orders" or other impediments to the transfer of the shares until it is satisfied that the transfer can be made in conformity with the representations and agreements of Optionee made pursuant to this paragraph 7. Optionee understands that the effect of this paragraph 7 is to restrict the right to sell, transfer or otherwise distribute such shares except in accordance with the Securities Act of 1933 ("the Act") and all other laws, orders, rules, regulations, conditions and undertakings of any kind which may be in effect at any time with respect to the purchase or disposition of such shares. In the event such shares are or shall at any time hereafter become duly registered under the Act, then those provisions of this paragraph 7 which the Company determines are rendered unnecessary by reason of such registration shall not be operative during such time as said registration remains effective.

        8. Restrictions on Exercise. Each exercise of the Option shall be subject to the condition that if at any time the Company shall determine in its discretion that (i) the satisfaction of withholding tax or other withholding liabilities, or (ii) the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or
(iii) the consent or approval of any regulatory body, or (iv) the perfection of any exemption from any such withholding, listing, registration, qualification, consent or approval is necessary or desirable as a condition of, or in connection with, such exercise or the issuance, delivery or purchase of shares hereunder, then in any such event, such exercise shall not be effective, and the Company shall not be required to accept a notice of exercise delivered by Optionee pursuant to paragraph 2 hereof or the tender of any portion of the purchase price for the shares covered by such exercise or to issue or deliver any certificate or certificates for shares intended to be purchased by such exercise, unless such withholding, listing, registration, qualification, consent, approval or exemption shall have been effected, obtained or perfected free of any conditions not acceptable to the Company.

        9. Capital Adjustments. In the event that prior to the delivery by the Company of all the shares covered by the Option, there shall be any change in the outstanding common shares of the Company in the manner described in paragraph 7 of the Company's 1999 Stock Option Plan, the number of shares deliverable upon the exercise of the Option and the purchase price therefor shall be adjusted as provided in said paragraph 7.

        10. Issuance of Certificates and Rights as Shareholders. As soon as practicable after the exercise of the Option as provided in paragraph 2 hereof, but subject to the provisions of paragraphs 7, 8 and 9 hereof, the Company shall issue and deliver to Optionee or any other person who has exercised the Option pursuant to the provisions of paragraph 5 hereof a certificate evidencing the shares purchased thereby. Neither Optionee nor any other person entitled to exercise the Option pursuant to the provisions of paragraph 5 hereof shall be or have any of the rights or privileges of a shareholder of the Company in respect of any of the shares issuable upon the exercise of the Option unless and until a certificate representing such shares shall have been issued and delivered.

        11. Transferability of Option. Except as otherwise herein provided, the Option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege conferred hereby contrary to the provisions hereof, or upon the levy of any attachment or similar process on the rights and privileges conferred hereby, contrary to the provisions hereof, the Option and the rights and privileges conferred hereby shall immediately become null and void.

        12. Interpretation of Agreement. The Board shall have the full and final authority in its discretion to construe, interpret and define all terms and provisions of this Agreement and to correct any defect or supply any omission or reconcile any inconsistency herein and to prescribe rules and regulations relating to the administration of the Option.

        13. Cancellation of Option. Notwithstanding anything herein to the contrary, the Company may cancel the Option, or any portion thereof, at any time if the Company determines that Optionee has (i) committed fraud, embezzlement or other act of dishonesty; (ii) engaged in other gross misconduct or deliberate disregard of the law; (iii) made any unauthorized disclosure of any secret or confidential information of the Company or any of its subsidiaries; (iv) engaged in any conduct which constitutes unfair competition with the Company or any of its subsidiaries; (v) induced or attempted to induce an employee of the Company or any of its subsidiaries to terminate such employee's employment with the Company or any of its subsidiaries; or (vi) induced or attempted to induce any customer of, or other person having business relations with the Company or any of its subsidiaries to terminate or curtail such relationship with the Company or any of its subsidiaries.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       JMAR TECHNOLOGIES, INC.


Optionee                               By
         ----------------------           --------------------------------------